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                                                                    EXHIBIT 23.5



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders


QVC Inc.:



     We consent to the incorporation by reference in the registration statement No. 33-64127 on Form S-3, as amended, of TCI Communications, Inc. and Tele-Communications, Inc. of our report dated March 4, 1994, relating to the consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1994, which report appears in the Current Report on Form 8-K of Tele-Communications, Inc. and TCI Communications, Inc. dated February 3, 1995, as amended, and to the reference to our firm under the heading "Experts" in the registration statement. Our report refers to a change in the method of accounting for income taxes.



                                          KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania


January 9, 1996